Exhibit 4.1

THIS WARRANT AND THE SHARES OF CAPITAL STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND THE OFFER AND SALE OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

No. [•]	Issue Date: [•], 2019

Void after [•], 20241, or earlier if terminated in accordance with Section 9 of this Warrant

JAGUAR HEALTH, INC.

COMMON STOCK WARRANT

THIS CERTIFIES THAT, for value received, JONATHAN GLASER (together with its permitted assignees, the “Holder”), is entitled to subscribe for and purchase at the exercise price per share established pursuant to Section 1(a) below (the “Exercise Price”) commencing on the “Issue Date” and until the “Expiration Date” (as defined in Section 9 below) (the “Exercise Period”) that number of shares of the fully paid and nonassessable shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of Jaguar Health, Inc., a Delaware corporation (the “Company”) set forth on the signature page hereto (as adjusted pursuant to Section 3 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.  The shares purchasable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock.” This Warrant (the “Warrant”) is issued pursuant to the terms of that certain Letter of Credit Cancellation & Warrant Issuance Agreement dated as of March 29, 2019 (the “Agreement”) by and between the Company and the original Holder hereof.  Capitalized terms used but not defined herein shall have the meaning therefor set forth in the Agreement. This Warrant shall be subject to all of the terms and conditions of the Agreement (including but not limited to the investor representations set forth in Section 3 of the Agreement).

1.             Exercise Price; Method of Exercise; Payment.

(a)           Exercise Price.  “Exercise Price” means, subject to adjustment under Section 3 below, the per share price at which the Company issues Common Stock in the next underwritten public offering that is the subject of a registration statement on Form S-1; provided, however, that if the Company has not consummated such an offering by the four-month anniversary of the Issue Date, then the Exercise Price shall be equal to the Closing Sale Price (as defined below) of the shares of Common Stock (as reported by Bloomberg Financial Markets) on the four-month anniversary of the Issue Date.

(b)           Cash Exercise. Subject to Sections 9 and 10 hereof and Exhibit B attached hereto, the purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified cashier’s or other check

1  NTD: The Expiration Date will be the five-year anniversary of the Issue Date.

acceptable to the Company or wire transfer, of an amount equal to the aggregate Exercise Price of the shares of Warrant Stock being purchased.

(c)           Cashless Exercise.  Subject to Sections 9 and 10 hereof and Exhibit B attached hereto , the Holder may in lieu of a cash exercise, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the ten (10) trading days ending five (5) trading days immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal trading market of the security, as reported by Bloomberg Financial Markets, or, if the principal trading market of the security begins to operate on an extended hours basis and does not designate the last trade price then the last trade price of such security prior to 4:00 p.m., New York City Time, as reported by Bloomberg, Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices and asked prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined by the Company’s Board of Directors in good faith. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)           Maximum Exercise.  Notwithstanding any other provision hereof, the Holder shall not be permitted to exercise all or any portion of this Warrant, if as a result of such exercise the holder would then become a “ten percent beneficial owner” (as defined in Rule 16a-2 under the Securities Exchange Act of 1934, as amended) of Common Stock.  For greater certainty, this Warrant shall not be exercisable by the Holder or redeemed by the Company, if, after giving effect to such exercise, the Holder, together with its affiliates and any other persons acting as a group together with the Holder or any of the Holder’s affiliates, would in aggregate beneficially own, or exercise control or direction over that number of voting securities of the Company which is 9.99% or greater of the total issued and outstanding voting securities of the Company, immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). The Holder, upon notice to the Company, may increase the Beneficial Ownership Limitation; provided, however, that any increase in the Beneficial Ownership Limitation shall not become effective until the 61st day after such notice is delivered to the Company. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Notwithstanding anything in this Warrant to the contrary, and in addition to the Beneficial Ownership Limitation described above, the Company and Holder agree that the total cumulative number of shares of Common Stock that may be issued to Holder under this Warrant, together with any shares of Common Stock issued to holders of warrants in the same series of transactions as this Warrant, may not exceed the requirements of The Nasdaq Capital Market (including the rules related to the aggregation of offerings under Nasdaq Listing Rule 5635(d) if applicable) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue more than the Exchange Cap or (ii) the Common Stock is not listed for quotation on Nasdaq or NYSE American. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(e)           Stock Certificates.  In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Stock so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

2.             Stock Fully Paid; Reservation of Stock.  All of the Warrant Stock issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal, taxes, liens and charges with respect to the issue thereof, except as may be set forth in the Company’s Bylaws or any contractual agreement to which the Holder or the Warrant Stock may be subject.  During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Warrant Stock and other stock, securities and property to provide for the exercise of the rights represented by this Warrant.

3.             Adjustment of Exercise Price and Number of Shares.  Subject to the provisions of Section 9 hereof, the Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 3 as follows:

(a)           Reclassification.  In case of any reclassification or change of the Common Stock (other than a change in par value, or as a result of a subdivision or combination or dividend or as otherwise as adjusted under this Section 3), the Company shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of an equivalent number of shares of Common Stock.  Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.  Except for a Liquidation Event (as defined in Section 9), the provisions of this subsection (a) shall similarly apply to successive reclassifications and changes.

(b)           Stock Splits and Combinations. If the Company, at any time while this Warrant is outstanding (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 3(b) shall become effective immediately after the effective date of such subdivision or combination.

(c)           Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Stock shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Stock shares had the Holder been the record holder of such Warrant Stock shares immediately prior to such record date.

(d)           Number of Warrant Stock Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 3, the number of Warrant Stock shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Stock shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

4.             Notice of Adjustments.  Whenever the number of shares of Warrant Stock purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of shares of Warrant Stock which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

5.             Fractional Shares.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder.  In lieu of such fractional shares the Company shall make a cash payment therefor based upon the fair market value of the Warrant Stock then in effect as determined by the Company.

6.             Restrictions Upon Transfer.

(a)           The Company need not register a transfer of this Warrant unless the conditions specified in the legends on the front page hereof are satisfied and the transferee has agreed in writing to be subject to the terms and conditions of this Warrant, including transferee acknowledging in writing that it meets the investor suitability criteria set forth in this Warrant and Exhibit B attached hereto.  Subject to the satisfaction of such conditions, any transfer of this Warrant and all rights hereunder, in whole or in part (but not less than 25% of the Warrant Stock originally exercisable under this Warrant being transferred), shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, or the office or agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Exhibit C hereto duly executed by Holder and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall, subject to the conditions set forth in this Section, execute and deliver a new Warrant in the name of the assignee, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

(b)           The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 6.

7.             Restrictive Legends.

(a)           The shares of Warrant Stock issuable upon exercise of this Warrant (unless registered under the Securities Act of 1933, as amended (the “Securities Act”)) shall be stamped or imprinted with legends in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND THE OFFER AND SALE OF SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

(b)           The Company need not register a transfer of shares of Warrant Stock bearing the restrictive legends set forth in this Section 7, unless the conditions specified in such legends are satisfied.  The Company may also instruct its transfer agent not to register the transfer of the shares of Warrant Stock, unless all of the conditions specified in the legends set forth in this Section 7 are satisfied.

8.             Rights of Stockholders.  No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Warrant Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9.             Expiration of Warrant.  This Warrant shall expire and shall no longer be exercisable immediately prior to the first to occur of the following (the “Expiration Date”):

(a)           at 5:00 p.m., Pacific time, on [•], 2024;

(b)           the closing of a merger, reorganization, tender offer or similar transaction involving the Company or its securities with or into another entity in which the holders of voting securities of the Company immediately prior to such transaction will hold less than 50% of the voting securities of the surviving entity immediately following such transaction as a result of shares held prior to such transaction;

(c)           the closing of a sale or license of all or substantially all of the assets of the Company; and

(d)           a “Liquidation Event” as defined in the Company’s Certificate of Designation of Series A Convertible Participating Preferred Stock

Each of 9(b) through (d), collectively, a “Liquidation Event.”

10.          Notices, Etc. Any notice, request or other communications required or permitted hereunder shall be in writing and shall be deemed duly given if given in the manner provided in the Agreement to the address specified therein or to such other address that the Company or the Holder may specify pursuant to the terms thereof.

11.          Governing Law, Headings.  This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware with venue for all purposes in the State of Delaware.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

12.          Amendment and Waiver.  This Warrant may be amended or modified, and the obligations of the Company and the rights of each Holder under this Warrant may be waived, amended or terminated, only upon the written consent of the Company and the Holder.

13.          Holder Representations & Warranties.  Holder hereby represents and warrants to the Company as follows in addition to Holder’s representations and warranties under Section   of the Agreement:

(a)           Holder understands that no public market currently exists for the Warrant or Warrant Stock (collectively, the “Securities”) and that there are no assurances that any such market will be created.

(b)           Holder specifically acknowledges and understands that certificates representing the Securities will bear substantially all of the legends set forth in this Warrant.

(c)           Holder has full power and authority to deliver these representations and warranties in relation to the Holder’s purchase of the Securities.

(d)           Holder is an “accredited” investor as that term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (as more fully set forth on Annex I attached hereto) neither Holder nor any person or entity with whom Holder shares beneficial ownership of the Company’s securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, attached hereto as Annex II.

(e)           Holder acknowledges that the Company is relying on the accuracy of the above representations and is entitled to rely on the truth and accuracy of the foregoing representations and warranties and that the foregoing representations and warranties will survive Holder’s admission as a Holder of the Company.

(f)            Holder represents and warrants that the above acknowledgements, representations and agreements are true and accurate as of the date hereof.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Company and Holder have each caused this Warrant to be executed as set forth below.

NUMBER OF WARRANT STOCK SHARES: [2], as adjusted under Section 3 above.

JAGUAR HEALTH, INC.
a Delaware corporation

By:

Name:

Title:

HOLDER:
Agreed & Accepted:

By:
(Signature)

(Print Name & Title (if applicable))

2  The number of warrant shares shall be equal to (a) $91,500 (i.e., 75% of the $122,000 principal amount of the letter of credit) divided by (b) the Exercise Price.

Signature Page to Jaguar Health Warrant

EXHIBIT A

NOTICE OF EXERCISE

TO:                           JAGUAR HEALTH, INC.

Attention:  Chief Financial Officer

The undersigned hereby elects to purchase            shares of Common Stock of JAGUAR HEALTH, INC. pursuant to the terms of the attached Warrant.

Method of Exercise (Please initial the applicable blank):

The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased by wire transfer     or cashier’s check     , together with all applicable transfer taxes, if any.

The undersigned hereby elects to exercise the attached Warrant pursuant to the terms of Section 1(c) of this Warrant, and to receive so many shares as a result as are properly calculated under that Section.

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

The undersigned hereby represents and warrants that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.  In support thereof, the undersigned agrees to execute an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit B.

The undersigned hereby agrees that it shall not sell, offer, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any securities of the Company as set forth in the Warrant.

(Signature)

Date:

A-1

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	JAGUAR HEALTH, INC.

SECURITY	:	COMMON STOCK ISSUED UPON EXERCISE OF THE WARRANT

AMOUNT	:	SHARES

DATE	:	, 20

In connection with the purchase of the above referenced shares (the “Securities”), the undersigned represents to the Company the following:

The undersigned is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned understands that offer and sale of the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the undersigned’s investment intent as expressed herein.  In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if this representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

The undersigned further understands that the Securities must be held indefinitely unless the offer and sale of the Securities are subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, the undersigned understands that the Company is under no obligation to register the offer and sale of the Securities.  In addition, the undersigned understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless the offer and sale of the Securities are registered or such registration is not required in the opinion of counsel for the Company.

The undersigned is familiar with the provisions of Rule 144, promulgated pursuant to the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things, the existence of a public market for the Securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sales being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of Securities being sold during any three-month period not exceeding specified limitations.

The undersigned further understands that in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

The undersigned hereby ratifies and confirms all of the original Holder’s representations and warranties set forth in Section 14 of the Warrant, including but not limited to that the undersigned is an “Accredited Investor” as set forth in the Warrant and is not a “Bad Actor”  as set forth in the Warrant and if the undersigned is not a United States person as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Holder hereby represents that Holder has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Warrant, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  Holder’s purchase and payment for and continued beneficial ownership of the Warrant Stock will not violate any applicable securities or other laws of Holder’s jurisdiction. Holder acknowledges that no representations or warranties, oral or written, have been made by the Company or any agent thereof in connection with Holder’s exercise of this Warrant.

(Signature)

Date:

B-2

EXHIBIT C

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                 the right represented by the attached Warrant to purchase             * shares of Common Stock of JAGUAR HEALTH, INC. (the “Company”), to which the attached Warrant relates, and appoints all executive officers of the Company as Attorney to transfer such right on the books of JAGUAR HEALTH, INC., with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(Address)
Signed in the presence of:

*Insert here the number of shares without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

C-1

ANNEX I

Holder is an “Accredited Investor” as that term is defined in Regulation D promulgated by the Securities and Exchange Commission.  The term “Accredited Investor” under Regulation D refers to:

A person or entity who is a director or executive officer of the Company;

Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; insurance Corporation as defined in Section 2(13) of the Securities Act; investment Corporation registered under the Investment Corporation Act of 1940; or a business development Corporation as defined in Section 2(a)(48) of that Act; Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

Any private business development Corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

Any natural person whose individual net worth, or joint net worth with that person’s spouse, exclusive of value of principal residence at the time of his purchase exceeds $1,000,000;

Any natural person who had an individual income in excess of $200,000 during each of the previous two years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

Any entity in which all of the equity owners are accredited investors.

As used in this Annex I, the term “net worth” means the excess of total assets over total liabilities.  For the purpose of determining a person’s net worth, the principal residence owned by an individual shall be excluded.  As used hrein, “income” means actual economic income, which may differ from adjusted gross income for income tax purposes.  Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income:  Any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

AI-1

Annex II

Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended

(i)             Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A)       In connection with the purchase or sale of any security;

(B)       Involving the making of any false filing with the Commission; or

(C)       Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii)          Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A)       In connection with the purchase or sale of any security;

(B)       Involving the making of any false filing with the Commission; or

(C)       Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii)       Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A)       At the time of such sale, bars the person from:

(1)         Association with an entity regulated by such commission, authority, agency, or officer;

(2)         Engaging in the business of securities, insurance or banking; or

(3)         Engaging in savings association or credit union activities; or

(B)       Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv)      Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A)       Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B)       Places limitations on the activities, functions or operations of such person; or

(C)       Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v)         Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A)       Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B)       Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi)                  Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii)               Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii)            Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.